SCHEDULE A

FEDERAL HOME LOAN BANK OF DES MOINES

								Next
				Next	Call	Call	Rate Type/	Call/
Trade		Settlement	Maturity	Pay	Type	Style	Rate Sub-Type	Amort	Coupon
Date	Cusip	Date	Date	Date	(1)	(2)	(3) (4)	Date	Percent	Bank Par
7/13/2011	313373SZ6	7/15/2011	6/10/2016	12/10/2011	Non-Callable	N/A	Fixed Constant	N/A	2.125	2,860,000
7/13/2011	313374SM3	7/27/2011	1/27/2015	1/27/2012	Optional Principal Redemption	European	Fixed Constant	7/27/2012	1.200	10,000,000
7/13/2011	313374TJ9	7/28/2011	10/28/2016	1/28/2012	Optional Principal Redemption	Bermudan	Fixed Step Up	10/28/2011	1.500	10,000,000
7/13/2011	313374UW8	7/27/2011	1/27/2015	1/27/2012	Optional Principal Redemption	European	Fixed Constant	7/27/2012	1.200	15,000,000
7/13/2011	313374UY4	7/28/2011	7/28/2016	1/28/2012	Optional Principal Redemption	Canary	Fixed Step Up	10/28/2011	1.250	10,000,000
7/13/2011	313374UY4	7/28/2011	7/28/2016	1/28/2012	Optional Principal Redemption	Canary	Fixed Step Up	10/28/2011	1.250	15,000,000
7/13/2011	313374VA5	7/27/2011	7/27/2018	1/27/2012	Optional Principal Redemption	Bermudan	Fixed Step Up	1/27/2012	2.000	10,000,000
7/13/2011	313374VA5	7/27/2011	7/27/2018	1/27/2012	Optional Principal Redemption	Bermudan	Fixed Step Up	1/27/2012	2.000	15,000,000
7/13/2011	313374VB3	7/27/2011	7/27/2021	1/27/2012	Optional Principal Redemption	Multi-European	Fixed Step Up	1/27/2012	2.000	15,000,000
7/13/2011	3133XWE70	7/15/2011	6/13/2014	12/13/2011	Non-Callable	N/A	Fixed Constant	N/A	2.500	5,250,000
7/13/2011	3133XYHD0	7/15/2011	6/14/2013	12/14/2011	Non-Callable	N/A	Fixed Constant	N/A	1.625	2,480,000
7/14/2011	313374TJ9	7/28/2011	10/28/2016	1/28/2012	Optional Principal Redemption	Bermudan	Fixed Step Up	10/28/2011	1.500	10,000,000
7/14/2011	313374UY4	7/28/2011	7/28/2016	1/28/2012	Optional Principal Redemption	Canary	Fixed Step Up	10/28/2011	1.250	15,000,000
7/14/2011	313374VK3	7/27/2011	10/27/2014	1/27/2012	Optional Principal Redemption	European	Fixed Constant	7/27/2012	1.050	15,000,000
7/14/2011	313374VM9	7/22/2011	4/30/2012	10/30/2011	Non-Callable	N/A	Fixed Constant	N/A	0.160	150,000,000
7/14/2011	313374W30	7/27/2011	7/27/2026	1/27/2012	Optional Principal Redemption	Multi-European	Fixed Step Up	10/27/2011	2.000	25,000,000
7/14/2011	313374W55	7/27/2011	10/27/2014	1/27/2012	Optional Principal Redemption	European	Fixed Constant	7/27/2012	1.070	20,000,000
7/14/2011	3133XWNB1	7/18/2011	6/12/2015	12/12/2011	Non-Callable	N/A	Fixed Constant	N/A	2.875	3,940,000
7/15/2011	313374M56	7/27/2011	7/27/2018	1/27/2012	Optional Principal Redemption	Canary	Fixed Step Up	1/27/2012	2.000	10,000,000
7/15/2011	313374VK3	7/27/2011	10/27/2014	1/27/2012	Optional Principal Redemption	European	Fixed Constant	7/27/2012	1.050	10,000,000
7/15/2011	313374W97	7/27/2011	7/27/2016	1/27/2012	Optional Principal Redemption	Bermudan	Fixed Step Up	10/27/2011	1.000	15,000,000
7/15/2011	313374WA4	7/27/2011	1/27/2017	1/27/2012	Optional Principal Redemption	Bermudan	Fixed Step Up	10/27/2011	1.500	15,000,000
7/15/2011	313374WF3	8/9/2011	8/9/2017	2/9/2012	Optional Principal Redemption	Multi-European	Fixed Step Up	8/9/2013	1.500	15,000,000
7/15/2011	313374WG1	7/28/2011	7/28/2016	1/28/2012	Optional Principal Redemption	Canary	Fixed Step Up	10/28/2011	1.500	30,000,000
7/15/2011	313374WM8	8/8/2011	8/8/2013	2/8/2012	Optional Principal Redemption	American	Fixed Constant	2/8/2012	0.600	50,000,000
7/15/2011	313374X62	7/27/2011	10/27/2015	1/27/2012	Optional Principal Redemption	Bermudan	Fixed Step Up	10/27/2011	1.250	15,000,000
7/15/2011	313374X88	7/29/2011	7/30/2012	10/30/2011	Non-Callable	N/A	Variable Single Index Floater	N/A	N/A	100,000,000

(1)    Call Type Description:
Optional Principal Redemption bonds (callable bonds) may be redeemed by the Bank in whole or in part at its discretion on predetermined call dates, according to the terms of the bond.
Indexed Amortizing Notes (indexed principal redemption bonds) repay principal based on a predetermined amortization schedule or formula that is linked to the level of a certain index, according to the terms of the bond.

Scheduled Amortizing Notes repay principal based on a predetermined amortization schedule, according to the terms of the bond.

(2)    Call Style Description:
Indicates whether the consolidated obligation is redeemable at the option of the Bank, and if so redeemable, the type of redemption provision. The types of redemption provisions are:
American-redeemable continuously on and after the first redemption date and until maturity.
Bermudan-redeemable on specified recurring dates on and after the first redemption date, until maturity.
European-redeemable on a particular date only.
Canary-redeemable on specified recurring dates on and after the first redemption date until a specified date prior to maturity.
Multi-European-redeemable on particular dates only.

(3)    Rate Type Description:
Conversion bonds have coupons that convert from fixed to variable, or variable to fixed, or a mix of capped coupons and non-capped coupons, or from one variable type to another, or from one U.S. or other currency index to another, according to the terms of the bond.
Fixed bonds generally pay interest at constant or stepped fixed rates over the life of the bond, according to the terms of the bond.
Variable bonds may pay interest at different rates over the life of the bond, according to the terms of the bond.(4)    Rate Sub-Type Description:
Constant bonds generally pay interest at fixed rates over the life of the bond, according to the terms of the bond.
Step Down bonds generally pay interest at decreasing fixed rates for specified intervals over the life of the bond, according to the terms of the bond.
Step Up bonds generally pay interest at increasing fixed rates for specified intervals over the life of the bond, according to the terms of the bond.
Step Up/Down bonds generally pay interest at various fixed rates for specified intervals over the life of the bond, according to the terms of the bond.
Zero Coupon bonds earn a fixed yield to maturity or the optional principal redemption date, according to the terms of the bond, with principal and interest paid at maturity or upon redemption to the extent exercised prior to maturity.
Capped Floater bonds have an interest rate that cannot exceed a stated or calculated ceiling, according to the terms of the bond.
Dual Index Floater bonds have an interest rate determined by two or more indices, according to the terms of the bond.
Levereraged/Deleveraged bonds pay interest based on a formula that includes an expressed multiplier, according to the terms of the bond: multiplier > 1 = leveraged, multiplier < 1 = deleveraged.
Inverse Floater bonds have an interest rate that increases as an index declines and decreases as an index rises, according to the terms of the bond.
Stepped Floater bonds pay interest based on an increasing spread over an index, according to the terms of the bond.
Range bonds may pay interest at different rates depending upon whether a specified index is inside or outside a specified range, according to the terms of the bond.
Single Index Floater bonds pay interest at a rate that increases as an index rises and decreases as an index declines, according to the terms of the bond.
Ratchet Floater bonds pay interest subject to increasing floors, according to the terms of the bond, such that subsequent coupons may not be lower than the previous coupon.